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                                                                   EXHIBIT 10.22


                          MASTER DEVELOPMENT AGREEMENT

This Agreement, entered into as of April 10th, 2000 (hereinafter "Effective Date") by and between T/R SYSTEMS, INC., a Georgia, U.S.A. corporation having its principal place of business at 1300 Oakbrook Drive, Norcross, Georgia, U.S.A. 30093 (hereinafter "T/R"), and MINOLTA CO., LTD., a Japanese corporation having its principal place of business at 3-13, 2-Chome, Azuchi-Machi, Chuo-Ku, Osaka 541-8556, JAPAN (hereinafter "MINOLTA");

                                WITNESSETH THAT:

WHEREAS, T/R has designed and developed, and currently assembles, distributes and sells a proprietary commercial printing system known as the MicroPress.

WHEREAS, T/R has designed and developed, and distributes and sells other products known as MicroImager and e-Ticket.

WHEREAS, T/R will design and develop, and distribute and sell other products in the future.

WHEREAS, T/R has proprietary skills, know-how, technology, inclusive of trade secrets and other know-how, and patent rights applicable to the product architecture, development, design, assembly, manufacturing, connectivity, production and distribution of these products.

WHEREAS, MINOLTA and T/R developed the connectivity software and hardware so as to permit MINOLTA print devices ([ * ]) to connect to and be controlled by the MicroPress commercial printing system, the distribution terms of which are governed by a Supply Agreement dated January 28, 1999 by and between T/R and MINOLTA.

WHEREAS, MINOLTA desires for T/R to develop such connectivity software and hardware so as to permit MINOLTA's products to connect to and be controlled by the MicroPress commercial printing system.

WHEREAS, MINOLTA may desire for T/R to develop value-added software and/or hardware in the future for MINOLTA's products.

NOW THEREFORE, in consideration of mutual covenants set forth herein, the parties hereto agree as follows:

1.       DEFINITIONS

1.1 "ACCEPTANCE CRITERIA" shall mean a test document as to T/R DELIVERABLES, which is determined by both parties separately from an applicable ADDENDUM.

1.2 "ADDENDUM" shall mean a document which sets forth modifications to this Agreement including details regarding a PROJECT.

1.3 "AFFILIATE" shall mean a corporation, company or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control


* Confidential information has been omitted and filed separately with the Commission.

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         with a party hereto, but only for so long as such relationship exists.
         For the purposes of this definition, "control" shall mean ownership of equal to or greater than 50% of the shares entitled to vote or equivalent voting rights.

1.4 "CONFIDENTIAL INFORMATION" shall mean all written information which is clearly marked "Confidential" and any tangible materials which are marked as being confidential or otherwise identified as confidential in writing, provided however that the following information shall not be deemed CONFIDENTIAL INFORMATION and the receiving party shall have no obligation with respect to such information.

         (1) Information which is already in the possession of the receiving party at the time of disclosure; or

         (2) Information which is already available to the public or to industry at the time of disclosure; or

         (3) Information which becomes available to the public or to industry without fault of the receiving party; or

         (4) Information which is subsequently rightfully received by the receiving party from a third party without notice of restriction on further disclosure, or which the receiving party is authorized to disclose with the disclosing party's prior written consent; or

         (5) Information which is disclosed to a third party by the disclosing party without similar restriction on such third party; or

         (6) Information which has been independently developed by the receiving party without reference to CONFIDENTIAL INFORMATION; or

         (7) Information which is disclosed in the course of marketing or use of MINOLTA's printing system using T/R DELIVERABLES; or

         (8) Information which is required to be disclosed by legal proceedings by governmental agency or by law, provided that such disclosure does not authorize disclosure of the information to any other party.

1.5 "MINOLTA DELIVERABLES" shall mean any materials provided by MINOLTA to T/R under an applicable ADDENDUM, including without limitation MINOLTA's products and related documentation.

1.6 "PRODUCT" shall mean connectivity software and/or hardware so as to permit MINOLTA's products identified in an ADDENDUM to connect to and be controlled by the MicroPress commercial printing system.

1.7 "PRODUCT SPECIFICATION" shall mean a specification, attached to an ADDENDUM, which provides requirements for PRODUCT, development effort, and T/R DELIVERABLES.

1.8 "PROJECT" shall mean each specific development work performed by T/R in accordance with an applicable ADDENDUM, as determined by T/R and MINOLTA and set forth in an ADDENDUM.

1.9 "PROJECT SCHEDULE" shall mean the development and delivery schedule for any Project as set forth in the applicable ADDENDUM.



* Confidential information has been omitted and filed separately with the Commission.

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1.10     "RESULT" shall mean all proprietary and/or intellectual property rights resulting or derived from PROJECT.

1.11 "T/R DELIVERABLES" shall mean any materials, including intermediate deliverables and final deliverables, to be delivered by T/R to MINOLTA pursuant to an applicable ADDENDUM.

1.12 "PACKED BIT COMPRESSION" shall mean proprietary software technology designed, developed, and owned by T/R.

2.       AGREEMENT STRUCTURE
         The terms and conditions of this Agreement and those contained in one or more PROJECTS hereto, which are incorporated herein by reference, shall constitute the development agreement for the PROJECTS specified in ADDENDUM hereto.

3.       PROCEDURE RELATING TO ADDENDUM
         In the event that MINOLTA desires to develop PRODUCT, the parties shall work together to develop an ADDENDUM for each PROJECT before commencement of development work on such PROJECT. The ADDENDUM shall include PRODUCT SPECIFICATION, ACCEPTANCE CRITERIA, PROJECT SCHEDULE, Payment, Payment Schedule, Specification of MINOLTA's products, MINOLTA DELIVERABLES, T/R DELIVERABLES and other such items as are relevant to the PROJECT. No ADDENDUM shall be deemed binding until accepted by T/R.

4.       PERFORMANCE OF PROJECTS
4.1 PROJECTS shall be implemented through ADDENDUM executed by the parties and incorporated by reference herein. T/R shall agree to perform the development work as described in each ADDENDUM, in accordance with the terms of this Agreement and such ADDENDUM.

4.2 T/R shall not entrust all or any part of PROJECT to any third party without the prior written consent of MINOLTA.

4.3 T/R shall deliver T/R DELIVERABLES to MINOLTA in accordance with the PROJECT SCHEDULE.

4.4 During the term of each ADDENDUM, T/R shall provide MINOLTA with status reports summarizing the progress of PROJECT upon MINOLTA's request. MINOLTA shall provide T/R for the entire development period and thereafter for each PROJECT the number of units of MINOLTA DELIVERABLES set forth in the applicable ADDENDUM, and T/R may use and modify the MINOLTA DELIVERABLES for the purposes described in this Agreement and applicable ADDENDUM. T/R shall not lend, transfer, sublicense, encumber, pledge or assign the MINOLTA DELIVERABLES hereunder. T/R shall not move any MINOLTA DELIVERABLES outside the United States without prior written consent of MINOLTA. MINOLTA shall supply such technical support (including repair service) for the MINOLTA's


* Confidential information has been omitted and filed separately with the Commission.

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         products as T/R may require for its timely and successful completion of the PROJECT. T/R shall promptly destroy MINOLTA DELIVERABLES upon MINOLTA's request if project is terminated.

4.5 If MINOLTA requests changes to any PROJECT, including without limitation PRODUCT SPECIFICATIONS, or requests any additional services, T/R and MINOLTA shall negotiate the conditions of such changes in good faith.


5.       ACCEPTANCE PROCEDURE

5.1 Within [ * ] days from the receipt of T/R DELIVERABLES, MINOLTA shall conduct acceptance testing in accordance with the ACCEPTANCE CRITERIA to decide whether T/R DELIVERABLES conform with PRODUCT SPECIFICATIONS. If T/R DELIVERABLES fails to conform with PRODUCT SPECIFICATION under such acceptance test procedures, MINOLTA will inform T/R of such result and T/R shall revise the T/R DELIVERABLES at its cost and liability and provide MINOLTA with such revised T/R DELIVERABLES within [ * ] days whereupon MINOLTA shall have a further period of [ * ] days to test and either accept or reject same.

5.2 Upon satisfactory completion of acceptance testing provided herein, MINOLTA shall send T/R a written notice informing of MINOLTA's acceptance of T/R DELIVERABLES.

5.3 If MINOLTA fails to provide T/R with a notice of either acceptance or rejection of T/R DELIVERABLES within the time period stipulated in Paragraph 5.1, T/R DELIVERABLES shall be deemed to be accepted by MINOLTA.

5.4 T/R and MINOLTA agree that PROJECT will be terminated at the time when all T/R DELIVERABLES set forth in an applicable ADDENDUM are accepted (hereinafter called "FINAL ACCEPTANCE").

6.       PAYMENT

6.1 The fees payable to T/R, and the payment schedule for such fees for each PROJECT, shall be set forth in an ADDENDUM. MINOLTA shall pay such fees to T/R in accordance with this Agreement and such ADDENDUM.

6.2 Any payment provided herein shall be made in U.S. Dollars by wire transfer to the bank account T/R shall designate in writing to MINOLTA. Late payments shall be subject to a late charge of the lesser of the maximum monthly interest allowed by applicable law or [ * ] per month.

6.3 The transportation of materials by T/R for PROJECT and acceptance testing, including, but not limited to T/R DELIVERABLES, shall be arranged by T/R. All shipping, customs, insurance and similar costs of transportation for delivery of the T/R DELIVERABLES shall be T/R's full responsibility unless such charges are unreasonably expensive.


* Confidential information has been omitted and filed separately with the Commission.

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6.4      In the event that MINOLTA is required to withhold taxes imposed upon
         T/R for any payment under this Agreement and the ADDENDUM by virtue of any statutes, laws, codes, or government regulations, then such payments will be made by MINOLTA and deducted from MINOLTA's payment obligations under this Agreement; provided, however, that MINOLTA will obtain and furnish T/R with official tax receipts or other evidence of payment issued by the respective tax authority sufficient for T/R to establish payment of such taxes in support of a claim for a credit against T/R's U.S. tax liability.

7.       THE RESULT OF THE DEVELOPMENT WORK

7.1 T/R and MINOLTA agree RESULTS in relation to T/R DELIVERABLES shall belong to MINOLTA and other RESULTS shall belong to T/R.
         Notwithstanding the above, the parties shall retain their respective rights to any technologies, intellectual property rights and know-how which be owned solely prior to this Agreement.

7.2 If MINOLTA or T/R intend to file applications for registration of intellectual property regarding their respective RESULTS, each shall cooperate with the filing party for such filing and registration, including the furnishing of necessary information, upon the filing party's request.

8.       WARRANTY

8.1 T/R warrants that T/R DELIVERABLES will substantially conform with PRODUCT SPECIFICATION.

8.2 T/R warrants that T/R DELIVERABLES and T/R's PACKED BIT COMPRESSION will not cause any infringement upon any rights and/or intellectual property rights of any third parties.

8.3 Each party represents and warrants to the other party that to the best of its knowledge and belief, a. it has the right and power to enter into this Agreement; and b. it has the right to disclose the information which it discloses hereunder; and c. there are no outstanding assignments, granted licenses, encumbrances, obligations or agreements to which it is a party or by which it is bound, which are inconsistent with this Agreement.

9.       FURNISHMENT

9.1 In the event that MINOLTA, at its sole discretion, desires to entrust T/R with the manufacture of PRODUCT, T/R shall accept such entrusted manufacture and manufacture PRODUCT on mutually agreed terms and conditions, which terms and conditions shall be documented in a separate agreement.

9.2 Notwithstanding Paragraph 9.1, MINOLTA, for the reason of T/R's rejection of such manufacture, desires to manufacture and have manufactured such PRODUCT, T/R shall grant a necessary license and make necessary arrangements, including providing technical assistance, on mutually agreed terms and conditions, which terms and conditions shall be documented in a separate agreement, so that MINOLTA can manufacture, have manufactured, use, sell, rent, lease, distribute and dispose such PRODUCT.


* Confidential information has been omitted and filed separately with the Commission.

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9.3      In the event that MINOLTA, at its sole discretion, desires to manufacture and have manufactured all or partial PRODUCT, T/R shall grant a necessary license and make necessary arrangements, including providing technical assistance, on mutually agreed terms and conditions, which terms and conditions shall be documented in a separate agreement, so that MINOLTA can manufacture, have manufactured, use, sell, rent, lease, distribute and dispose such PRODUCT.

10.      LICENSE

10.1 T/R shall grant MINOLTA a perpetual non-exclusive, worldwide, fully paid up, royalty free, unrestricted license to the RESULT belonging to T/R in accordance with Paragraph 7.1 hereof. MINOLTA shall have the right to grant sublicenses to third parties regarding the license granted under paragraph 10.1 hereof.

10.2 T/R shall grants MINOLTA and MINOLTA's AFFILIATES a personal, non-transferable, limited, royalty-free license to (a) internally use, copy and modify T/R's PACKED BIT COMPRESSION, (b) to manufacture and have manufactured all or any part of MINOLTA's products that incorporate T/R's PACKED BIT COMPRESSION and T/R's PACKED BIT COMPRESSION modified by MINOLTA, and (c) to sell, rent, lease, distribute and otherwise dispose MINOLTA's products that incorporate T/R's PACKED BIT COMPRESSION and T/R's PACKED BIT COMPRESSION modified by MINOLTA in connection with the T/R's products.

10.3 Except as expressly provided under this Agreement, no license or rights to any intellectual property or CONFIDENTIAL INFORMATION is granted by either party to the other.

11.      INDEPENDENT DEVELOPMENT
         Nothing in this Agreement shall preclude either party from independently developing, acquiring or marketing materials which are not derivative of T/R DELIVERABLES, but which contain ideas and concepts similar to those in the T/R DELIVERABLES.

12.      SALE
         MINOLTA shall have the exclusive sales right in respect of those T/R DELIVERABLES indicated as "Exclusive" on Exhibit C and such T/R DELIVERABLES modified by T/R, however nothing contained herein will provide MINOLTA with any exclusive right to similar devices which do not include any RESULT.

13.      STATUS OF AFFILIATE
         In procuring development services and other items from T/R pursuant to this Agreement, MINOLTA will act on its own behalf or as agent for, and for the benefit of, certain identified MINOLTA's AFFILIATES. MINOLTA represents and warrants to T/R that MINOLTA is authorized and empowered to enter into this Agreement and any applicable ADDENDUM on behalf of any such MINOLTA's AFFILIATES. Each of MINOLTA's AFFILIATES participating in any activities or receiving any services or other items under this Agreement and any applicable ADDENDUM shall be deemed to have approved and accepted the terms of this Agreement and such ADDENDUM and shall be legally bound to the terms of this


* Confidential information has been omitted and filed separately with the Commission.

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         Agreement and such ADDENDUM to the same extent as if such party was a signatory to this Agreement and such ADDENDUM. MINOLTA shall be responsible for any breach of this Agreement or such ADDENDUM by such MINOLTA's AFFILIATES.

14.      INDEMNIFICATION

14.1 T/R agrees to indemnify, hold harmless and defend MINOLTA from and against any and all damages, costs and expenses, including reasonable attorneys' fees, incurred in connection with any breach by T/R of the terms of ADDENDUM and this Agreement. IN NO EVENT SHALL T/R BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS PARAGRAPH 14.1, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN T/R DELIVERABLES OR NON-DELIVERY, EVEN IF T/R HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.2 T/R agrees to indemnify, hold harmless and defend MINOLTA from and against any and all damages, costs and expenses, including reasonable attorneys' fees, incurred in connection with any third party's claim that T/R DELIVERABLES and T/R's PACKED BIT COMPRESSION infringes any rights, including without limitation any intellectual property rights, of such third party.

15.      CONFIDENTIALITY

15.1 T/R and MINOLTA shall disclose the necessary information for PROJECT to the other party upon reasonable request or at their own discretion.

15.2 Each party agrees to keep CONFIDENTIAL INFORMATION received from the other party pursuant to this Agreement strictly secret and confidential for three (3) years from the date of disclosure of such CONFIDENTIAL INFORMATION, except as disclosure of such information is expressly permitted by this Agreement.

15.3 T/R shall not announce all or any part of RESULTS to any third parties without prior notification to MINOLTA, unless required by law or disclosure requirements of the United States Securities and Exchange Commission. MINOLTA shall not announce all or any part of RESULTS to any third parties without prior notification to T/R.

16.      TERM AND TERMINATION

16.1 The term of this Agreement shall begin on the Effective date of this Agreement identified in the above and shall continue in effect for three (3) years thereafter, unless this Agreement earlier is terminated pursuant to Paragraph 16.2 or 16.3 hereof. Thereafter it shall automatically renew for one-year terms unless either party gives the other party notice of its desire not to renew this Agreement at least three (3) months prior to the expiration of the original or extended term of this Agreement. Notwithstanding the foregoing, should any ADDENDUM be ongoing at the time of such notice and such ADDENDUM would be affected by proposed termination, the parties shall agree on an appropriate length of time necessary to extend the term of this Agreement for the specific purpose of completing such ADDENDUM.


* Confidential information has been omitted and filed separately with the Commission.

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16.2     Notwithstanding Paragraph 16.1, in case of a material breach of this
         Agreement by either party, the other party shall have the right to terminate this Agreement upon thirty (30) days written notice specifying the breach, if the breach is not cured by the breaching party within such thirty (30) day period.

16.3 Notwithstanding Paragraph 16.1, if either party ceases doing business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, or if any proceedings are commenced under any bankruptcy or insolvency law with respect to the party which are not dismissed within thirty (30) days after commencement, the other party may terminate this Agreement and the ADDENDUM upon (10) days written notice to the party.

16.4 Notwithstanding any other provisions of this Agreement, the provisions of Paragraph 1 and 7-26 shall survive any termination or expiration of this Agreement.

17.      NO ASSUMPTION OR IMPLICATION
         No obligation is assumed or implied against either party except for that clearly stated herein.

18.      APPLICABLE LAW
         This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, United States of America.

19.      ARBITRATION

19.1 Any disputes, controversies or differences which may arise between both parties, out of, in relation to or in connection with this Agreement, or the breach thereof, shall be amicably and promptly settled upon consultation between both parties.

19.2 In case that the amicable settlement is not reached within thirty (30) days after commencing consultation as provided in the proceeding subparagraph, the dispute controversy or difference shall be settled by arbitration in the country in which is located the principle office of the respondent party, in accordance with the appropriate Arbitration Rules in such country, without being submitted to general court in such country. The award rendered by the arbitrators shall be final and binding upon the parties hereto.

20.      FORCE MAJEURE
         In the event non-fulfillment or delayed performance of all or any part of this Agreement, due directly or indirectly to any Act of God, government orders, rules or restrictions, fire, flood, war, strikes or labor disputes, or any other casualties beyond the control of either party, both parties shall negotiate to take corrective measures.

21.      NOTICES

21.1 All notices required or permitted hereunder shall be in writing and shall be effective upon personal delivery or when mailed by express mail service such as UPS, Federal Express, DHL, or equivalent, postage fully prepaid, and addressed to the respective party as


* Confidential information has been omitted and filed separately with the Commission.

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         designated in Paragraph 20.2 or Paragraph 20.3. Any notice that is transmitted via mail may also be transmitted via fax prior to mailing, if convenient for both parties.

21.2     Notices from MINOLTA to T/R shall be addressed as follows:

                          Attention: President and CEO
                                T/R SYSTEMS, INC.
                               1300 Oakbrook Drive
                         Norcross, Georgia U.S.A. 30093
                                fax: 770-448-3202

21.3     Notices from T/R to MINOLTA shall be addressed as follows:

                            Attention: Senior Manager
                            System Development Center
                                Minolta Co. Ltd.
                                  Tokyo office
                NS Takanawa Bldg., 2-19-13, Takanawa, Minato-Ku,
                              Tokyo 108-8608, Japan
                               fax: 81-3-5423-7593

21.4 Either party may change its address for the purpose of notices by giving notice in writing to the other party.

22.      COMPLIANCE WITH LAWS
         Each party agrees to comply with all applicable laws and regulations, including without limitation those relating to export and re-export, relating to its performance hereunder and the exercise of any of its rights relating to this Agreement. Each party agrees to indemnify and hold the other party harmless from and against all claims, liability, expenses (including attorneys' fees) and/or damages arising from its own non-compliance with any such law or any regulation issued under such law.

23.      ENTIRE AGREEMENT
         This Agreement and the ADDENDUM constitute the entire, final agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, oral or written, between the parties hereto, and there are no representations, understandings or agreements relative hereto which are not fully expressed herein. In the event that this Agreement conflicts with the SUPPLY AGREEMENT, the terms of the SUPPLY AGREEMENT shall prevail.

24.      AMENDMENT & WAIVER
         No failure or delay in exercising any provision of this Agreement shall constitute a waiver of such provision or any other provision hereof. Neither this Agreement nor any provision hereof may be released, discharged, waived, abandoned, or modified in any manner, except by an instrument in writing, signed by duly authorized officers or representatives of both parties, specifically referencing this Agreement.


* Confidential information has been omitted and filed separately with the Commission.

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25.      RELATIONSHIP OF PARTIES
         This Agreement does not constitute a partnership, joint venture, or agency between the parties hereto, nor shall either of the parties hold itself out as such, contrary to the terms hereof by advertising or otherwise, nor shall either of the parties be bound or become liable because of any representation, action or omission of the other. Nothing in this Agreement shall be construed as a representation or inference that the parties' relationship hereunder is or shall become exclusive with regards to any term contained herein.

26.      SEVERABILITY
         If any term, provision, covenant or condition of this Agreement is declared or found to be illegal, invalid, void or unenforceable, the rest of this Agreement shall remain in effect and shall in no way be affected, impaired or invalidated.


* Confidential information has been omitted and filed separately with the Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized representatives as of the day and year first above written.


T/R SYSTEMS INC.                      MINOLTA CO., LTD.


  /s/ Michael E. Kohlsdorf              /s/ Yoshisuke Takekida
-----------------------------         ---------------------------------
(signed)                              (signed)

Michael E. Kohlsdorf                  Yoshisuke Takekida
-----------------------------         ---------------------------------
(printed name)                        (printed name)

                                      General Manager
President and CEO                     Systems Development Center
-----------------------------         ---------------------------------
(title)                               (title)

  Jan. 31, 2001                         Jan. 29, 2001
-----------------------------         ---------------------------------
(date)                                (date)



* Confidential information has been omitted and filed separately with the Commission.